UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 19, 2017

PERNIX THERAPEUTICS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 793-2145

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.05     Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 19, 2017, the Board of Directors (the "Board") of Pernix Therapeutics Holdings, Inc. (the "Company") amended and restated the Company's Code of Business Conduct and Ethics (the "Amended Code"). The Amended Code includes additional provisions which more clearly define the Company's expectations of personnel across multiple risk areas, including healthcare laws and regulatory requirements, the use of promotional and educational materials and interactions with healthcare professionals, healthcare organizations and government officials. The Company also improved the language, appearance and style of the Amended Code, all of which are designed to enhance readers' understanding of its provisions. The Amended Code was effective upon adoption by the Board and did not result in any waiver, explicit or implicit, of any provision of the Company's previous Code of Business Conduct and Ethics.

The Amended Code will be made available on the Company's website at www.pernixtx.com under the "Investors - Corporate Governance - Documents and Charters" section as soon as practicable. The above summary of the Amended Code is qualified in its entirety by reference to the full text of the Amended Code, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

The exhibit filed as part of this Current Report on Form 8-K is set forth on the Exhibit Index, which Exhibit Index is incorporated herein by reference.

Exhibit No.	Document

14.1	Amended and Restated Code of Business Conduct and Ethics of Pernix Therapeutics Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: September 22, 2017	By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

14.1	Amended and Restated Code of Business Conduct and Ethics of Pernix Therapeutics Holdings, Inc.